Exhibit 4.2

Limestone Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223

July 21, 2020

Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE  19890
Attention: Limestone Bancorp, Inc. Administrator
Re: Company Order to Increase Aggregate Principal Amount of 5.75% Fixed-to-Floating Rate Subordinated Notes due 2029

Ladies and Gentlemen:
The undersigned hereby delivers to you this Company Order pursuant to the Indenture dated as of July 23, 2019 (the "Indenture"), between Limestone Bancorp, Inc., a Kentucky corporation (the "Company"), and you, as trustee (the "Trustee").  The Indenture relates to the Company's 5.75% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”) issuable pursuant to the Indenture.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
Pursuant to Section 2.05 of the Indenture, you, as Trustee, are hereby authorized and directed to (i) increase the aggregate principal amount of the Outstanding Subordinated Notes to be issued under the Indenture from $17,000,000 to $25,000,000, and (ii) reopen the series of Notes for issuances of additional Notes in the aggregate principal amount of $8,000,000 (the “Additional Notes”) upon Company Order.

[Signature page follows]

Wilmington Trust, National Association
July 21, 2020

Very truly yours,

LIMESTONE BANCORP, INC.

By:	/s/ John T. Taylor
Name: John T. Taylor
Title: President and Chief Executive Officer

Wilmington Trust, National Association
July 21, 2020

The undersigned, as Trustee under the Indenture referred to above, acknowledges receipt of the Company Order to (i) increase the aggregate principal amount of the Outstanding Subordinated Notes to be issued under the Indenture from $17,000,000 to $25,000,000, and (ii) reopen the series of Notes for issuances of additional Notes in the aggregate principal amount of $8,000,000  upon Company Order.

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Michael Wass
Name: Michael Wass
Title: Vice President